UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2023
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On June 30, 2023 (the “Closing Date”), COMPASS Pathways plc (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a loan and security agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), which provided for aggregate maximum borrowings of up to $50.0 million, consisting of (i) a term loan of $30.0 million, which was funded on June 30, 2023, (ii) subject to the Borrowers achieving certain performance milestones and satisfying customary conditions and available through the earlier of: (a) 30 days following achievement of certain performance milestones and (b) December 15, 2024, an additional term loan of up to $10.0 million and (iii) subject to the approval of Hercules’ investment committee in its sole discretion, and available during the interest-only period, an additional term loan of up to $10.0 million.

Borrowings under the Loan Agreement bear interest at an annual rate equal to the greater of (i) 9.75% or (ii) 1.50% plus the Wall Street Journal prime rate. Payments under the Loan Agreement are interest only until the first principal payment is due on July 1, 2025 (or if the Borrowers achieve certain performance milestones, the interest only period may be extended to January 2, 2026 and, upon the achievement of certain additional performance milestones, the interest only period may be extended to July 1, 2026), followed by equal monthly payments of principal and interest through the scheduled maturity date on July 1, 2027 (the “Maturity Date”).

At Borrowers’ option, the Borrowers may prepay all or any portion greater than $5.0 million (and increments of $5.0 million) of the outstanding borrowings, subject to a prepayment premium equal to (i) 2.0% of the principal amount outstanding if the prepayment occurs during the first year following the Closing Date, (ii) 1.0% of the principal amount outstanding if the prepayment occurs during the second year following the Closing Date, and (iii) 0.5% of the principal amount outstanding if the prepayment occurs thereafter but prior to the Maturity Date. In addition, the Borrowers paid a $350,000 facility charge upon closing. The Loan Agreement also provides for an end of term charge, payable upon maturity or the repayment of obligations under the agreement, equal to 4.75% of the principal amount repaid.

Borrowings under the Loan Agreement are collateralized by all of the Borrowers’ personal property and other assets, other than certain of its intellectual property rights and deposit accounts. The Loan Agreement includes a right for the lenders to invest in an amount of up to $5.0 million in the closing of any financings of Borrowers after the Closing Date. In addition, the Loan Agreement contains customary closing and commitment fees, prepayment fees and provisions, events of default and representations, warranties and affirmative and negative covenants, including a financial covenant requiring the Company to maintain certain levels of cash in accounts subject to a control agreement in favor of the Agent (the “Qualified Cash”) during the period commencing on January 1, 2024 (which initial commencement date is subject to adjustment if certain performance milestones are met) and at all times thereafter, provided that if the Company has achieved certain performance milestones, the financial covenant shall not apply on any day that the Company’s market capitalization is at least $750.0 million measured on a consecutive 15-calendar day period immediately prior to such date of measurement and tested on a daily basis. The Loan Agreement also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement, cross acceleration to third-party indebtedness and certain events relating to bankruptcy or insolvency. Upon the occurrence and continuance of an event of default, a default interest rate of an additional 4.0% may be applied to any outstanding secured obligations, and Hercules may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

The description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant

In connection with the entry into the Loan Agreement, the Company issued a warrant to Hercules (the “Warrant”) which provides for Hercules to purchase a number of ordinary shares, nominal value £0.008 per share of the Company (the “Shares”), equal to the quotient derived by dividing (i) the amount equal to (a) 2.5% times (b) the aggregate principal amount of Term Loan advances made and funded under the Loan Agreement by (ii) the exercise price. On the Closing Date, the Company issued the Warrant for an aggregate of 94,222 Shares. The Warrant will be exercisable for a period of ten years from the date of issuance at a per-share exercise price equal to $7.96 (subject to adjustment from time to time in accordance with the provisions of the Warrant.).

The issuance of the Warrant by the Company to Hercules was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the material terms of the Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 regarding the Loan Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrant is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On July 5, 2023, the Company issued a press release announcing the Loan Agreement described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant.
10.1†
Loan and Security Agreement, dated as of June 30, 2023, by and among the COMPASS Pathways plc, and is entered into by and among COMPASS Pathways plc and its subsidiaries, the lenders party thereto and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent.

99.1*	Press Release dated July 5, 2023.

104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

†
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10)(iv). The Company undertakes to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: July 5, 2023	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer